UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 10, 2017

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Explanatory Note

This amended Current Report on Form 8-K (“Form 8-K/A”) is being filed to include the following Reconciliation of GAAP to Non-GAAP Gross Margins table that was inadvertently omitted from the press release dated as of April 10, 2017 but that was included in the press release that was otherwise publicly distributed:

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP Gross Margins

(Unaudited, amounts in thousands except per share data)

	Three Months Ended January 31,			Twelve Months Ended January 31,
	Total	Product	Service	Total	Product	Service
Revenue	$23,812	$7,724	$16,088	$83,795	$18,205	$65,590
GAAP Gross Profit	$15,763	$5,698	$10,065	$42,181	$11,426	$30,755
Exclude Provision for Loss Contract	(4,118)	—	(4,118)	(4,118)	—	(4,118)
Exclude amortization of intangible assets	336	80	256	1,283	326	957
Exclude stock based compensation	1	—	1	132	—	132

Non-GAAP Gross Profit	$11,982	$5,778	$6,204	$39,478	$11,752	$27,726

Non-GAAP Gross Profit, %	50.3%	74.8%	38.6%	47.1%	64.6%	42.3%

The information contained in this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. This information shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by SeaChange, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Edward Terino
Edward Terino Chief Executive Officer

Dated: April 11, 2017